Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pieris Pharmaceuticals, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan of our report dated March 23, 2016, with respect to the consolidated financial statements of Pieris Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Dr. Napolitano Wirtschaftsprüfer [German Public Auditor]	/s/ Christ Wirtschaftsprüfer [German Public Auditor]

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Munich, Germany

September 23, 2016